SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: March 26, 2009
Date of earliest event reported: March 24, 2009
MARTHA STEWART LIVING OMNIMEDIA, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-15395 (Commission File Number)	52-2187059 (IRS Employer Identification Number)

11 West 42nd Street New York, NY (Address of principal executive offices)	10036 (Zip Code)
(212) 827-8000
Registrant’s telephone number, including area code
Not applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
SIGNATURES

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (c) Appointment of new principal financial officer.
     As announced by the Company on March 26, 2009, the Company entered into an employment agreement with Kelli Turner on March 24, 2009 to be the Company’s new Executive Vice President and Chief Financial Officer.
     Ms. Turner, age 38, has served as Senior Vice President, Operations in the Office of the President and CEO of Time Warner Inc. (a media and entertainment company) since April 2007. Prior to that, Ms. Turner served as Senior Vice President, Business Development for New Line Cinema (a filmed entertainment company that is a division of Warner Brothers, a division of Time Warner) from April 2006 to April 2007, and as Vice President, Investor Relations for Time Warner from August 2004 to April 2006. Ms. Turner was an investment banker with Allen & Company from 2002 to 2004 and with Salomon Smith Barney from 1997 to 2002. Ms. Turner is a registered CPA. She received her undergraduate business degree and law degree from the University of Michigan. Ms. Turner has no family relationships with any of the Company’s officers or directors.
     The employment agreement with Ms. Turner commences on March 31, 2009 and has a two-year term. The agreement has the following principal terms:
•	An annual base salary of not less than $375,000;

•	Eligibility for an annual cash bonus with a target of 100% of base salary based upon, among other criteria, assessment of her performance and overall Company financial performance, which bonus for 2009 will be based primarily on individual performance and not pro-rated;

•	An option to acquire 180,000 shares of the Company’s Class A common stock pursuant to the Company’s Omnibus Stock and Option Compensation Plan (the “Stock Plan”), which option will vest in four equal tranches on the first, second, third and fourth anniversaries of the date of grant, and which has a 10-year term. The option will be issued and priced on April 1, 2009 pursuant to the Company’s policy on the timing of the grant of equity awards;

•	A grant (also on April 1, 2009) of 40,000 performance restricted stock units (“PRSUs”), representing the right to acquire a number of shares, if any, depending on the Company’s cumulative adjusted earnings before income taxes, depreciation and amortization over the three-year period that ends on December 31, 2011;

•	Participation in the employee benefit plans, programs and perquisites that are provided generally to employees of the Company; and

•	If terminated without “cause,” (1) continued salary for the term, subject to reduction for compensation from “alternate employment” (as defined) after three months and (2) a pro-rated bonus in accordance with the goals achieved, paid when and to the extent other bonuses are paid.
     The agreement contains customary confidentiality, non-competition, non-solicitation, non-disparagement and intellectual property ownership provisions. Under the agreement, Ms. Turner cannot compete with the Company for the 12-month period following termination.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTHA STEWART LIVING OMNIMEDIA, INC.
Date: March 26, 2009	By:	/s/ William C. Stern
William C. Stern
General Counsel